UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2016

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	000-06890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York 12205

(Address of principal executive offices) (Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item  1.01     Entry into a Material Definitive Agreement.

On July 1, 2016, Mechanical Technology Incorporated (the Company) entered into a contract with the U.S. Air Force to supply the Company’s PBS 4100+ vibration measurement and balancing systems, along with associated accessories and maintenance. The total contract, if fully executed, has a value of $9.35 million, with the initial basic one-year term of the contract having an estimated value of approximately $1.8 million.

In addition to the basic term of the contract, the contract includes four option periods that the U.S. Air Force may exercise on or before the last day of the previous basic contract period or option period. Each option period covers the U.S. Air Force’s option to purchase the Company’s products set forth in the contract with respect to that specific option. Option I (concurrent with the initial basic one-year term) may be exercised at any time, from time-to-time, through June 30, 2017, Option II may be exercised at any time, from time-to-time, through June 30, 2018, Option III may be exercised at any time, from time-to-time, through June 30, 2019, and Option IV may be exercised at any time, from time-to-time, through June 30, 2020. Within this schedule, the U.S. Air Force may exercise multiple option periods simultaneously. The contract provides the U.S. Air Force with an option to extend the term of the contract, but no such extension will be beyond June 30, 2021.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
	Number	Description
	99.1	Press Release dated July 8, 2016.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: July 12, 2016	By:	/s/ KEVIN G. LYNCH
	Name:	Kevin G. Lynch
	Title:	Chairman and Chief Executive Officer